UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                         Date of Report: March 28, 2001



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                                      51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
       SCOTTSDALE,  ARIZONA                                      85260-1619
(Address  of  Principal  Executive  Offices)                    (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  7.  EXHIBITS.
   (e)  Exhibits
        (99)  Press  Release  of  the  Company  dated  March  28,  2001

ITEM  9.  REGULATION  FD  DISCLOSURE.

On March 28, 2001, Dial issued a press release announcing that Conrad A. Conrad, Executive Vice President and CFO, will present to investors at the Bank of America Securities Consumer Conference, a copy of which is filed herewith as
Exhibit 99. The press release also announced that Dial was comfortable with the First Call earnings per share estimate for the first quarter of 2001 and for the full year.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
March  28,  2001




/s/ Conrad  A.  Conrad
    Executive  Vice  President  and  Chief  Financial  Officer



                                                                      EXHIBIT 99








               STEPHEN  BLUM  -  INVESTOR  RELATIONS
               (480)  754-5040

               TOM  HERRMANN  -  CORPORATE  COMMUNICATIONS
               (480)  754-2202


                       The Dial Corporation CFO to Present
           At Bank of America Conference; Dial Confirms First Quarter
                        And Full Year Earnings Estimates


SCOTTSDALE, ARIZ. - MARCH 28, 2001 - The Dial Corporation (NYSE: DL) Executive Vice President and CFO Conrad A. Conrad will present to investors at the Bank of America Securities Consumer Conference on Monday, April 2, 2001, in New York. Mr. Conrad will speak at 3:30 p.m. Eastern Daylight Time. In anticipation of this conference, Mr. Conrad confirmed that Dial is comfortable with the consensus First Call earnings per share estimate of $0.13 for the first quarter of 2001 and with the range of First Call earnings per share estimates for the year.

          A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com. A replay of the web cast will be available through the same link through APRIL 9, 2001.

     The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman Cosmetics personal care brands. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.